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               United States Trust Company of New York Letterhead



December 8, 1999

Jonathan Gottlieb
Paine Webber Incorporated
1285 Avenue of the Americas
New York NY 10019

Re: Corporate Asset Backed Corporation (Florida Power and Light
    Debentures) Trust

Dear Jonathan:

On December 1, 1999 United States Trust Company of New York, as Trustee of the above referenced trust, received $881,250.00 representing interest on $25,000,000 of Florida Power & Light 7.05% Debentures. This interest was disbursed as follows:

To the Trust Certificate Holders:  $817,604.17

To the Depositor:                  $63,645.83

The payment to the Depositor is defined in the Trust Agreement as the Retained Amount. If you have any questions, please call me at 212-852-1667.

Sincerely,

/s/ Thomas Musarra
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    Thomas Musarra

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                                CASH TRANSACTIONS


                              CABCO TR FOR FLORIDA
                                POWER AND LIGHT


December 1, 1999    Receipt of Interest on                         $881,250.00
                    Florida Power and Light 7.05%

December 1, 1999    Funds Disbursed to
                    Holders of CABCO
                    Trust Certificates                             $817,604.17

December 1, 1999    Funds Disbursed to the Depositor               $63,645.83